Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports Third Quarter Results

WINSTON-SALEM, N.C., November 11, 2011 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported a net loss for the quarter ended September 30, 2011 of $37.5 million compared to a net loss of $4.4 million for the second quarter of 2011 and net income of $54.0 million for the third quarter of 2010.  The 2011 third quarter diluted loss per share was $2.46 compared to a diluted loss per share of $0.29 for the 2011 second quarter and diluted income per share of $3.56 for the third quarter of 2010.

The net loss for the nine months ended September 30, 2011 was $46.8 million compared to net income of $105.3 million for the nine months ended September 30, 2010.  The diluted loss per share was $3.07 for the nine months ended September 30, 2011 compared to diluted income per share of $6.96 for the nine months ended September 30, 2010.

Ken Jones, President and CEO, said, “Our risk in default and the corresponding reserve for losses continued to decline during the third quarter.  However, incurred losses for the third quarter of 2011 were up sequentially compared to the second quarter of 2011 and on a year-over-year basis compared to the third quarter of 2010.  During the third quarter of 2011, benefits from adjustments to frequency factors based on the development of our reserves were substantially lower than in the second quarter of 2011 and the comparable prior year period, and while newly reported defaults continued to decrease, the rate of decline slowed from prior quarters.  The third quarter of 2010 also contained an extraordinary gain of $29.6 million from the repurchase and retirement of our long-term debt.  High unemployment, tight credit and depressed home prices have prevented any meaningful recovery in the housing market, which continues to negatively impact our financial results.”

Mr. Jones continued, “As a company in run-off, our primary focus remains on the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.  Our deficit in assets remains substantial and was $631 million at September 30, 2011.  We believe that, absent significant positive changes in the economy and the residential real estate market, our existing assets and future premiums likely will not be sufficient to meet our current and future policyholder obligations.”

We have updated the quarterly statistical and supplemental information for the 2011 third quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – Third Quarter 2011”.

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(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; legal and other proceedings regarding modifications and refinancing of mortgages and/or foreclosure proceedings; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

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Triad Guaranty Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in thousands except per share amounts)
Revenues:
Earned premiums	49,719	44,278	122,241	162,496
Net investment income	7,364	9,681	23,981	30,115
Net realized investment gains	1,349	14,694	3,913	13,467
Other income (loss)	10	(29)	66	(37)
Total revenues	58,442	68,624	150,201	206,041
Losses and Expenses:
Net settled claims	132,545	132,139	351,037	422,573
Decrease in reserves	(44,192)	(97,229)	(181,638)	(332,740)
Loss adjustment expenses (benefit)	(511)	491	1,448	10,036
Net losses and loss adjustment expenses	87,842	35,401	170,847	99,869

Interest expense	4,813	2,642	13,260	7,927
Other operating expenses	4,450	6,206	14,065	22,559
Total losses and expenses	97,105	44,249	198,172	130,355
Income (loss) before income taxes and extraordinary item	(38,663)	24,375	(47,971)	75,686
Income tax benefit	(1,134)	-	(1,134)	-
Loss before extraordinary item	(37,529)	24,375	(46,837)	75,686
Extraordinary item - gain from repurchase and retirement of long-term debt	-	29,640	-	29,640
Net income (loss)	(37,529)	54,015	(46,837)	105,326

Per Share Information:
Diluted (loss) income per share before extraordinary item	(2.46)	1.61	(3.07)	5.00
Diluted income per share for extraordinary item	-	1.95	-	1.96
Diluted (loss) income per share	(2.46)	3.56	(3.07)	6.96

Diluted weighted average common stock and common stock equivalents outstanding (in thousands of shares)	15,258	15,185	15,274	15,134

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	September 30,	December 31,	September 30,
	2011	2010	2010
	(Dollars in thousands)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$739,604	$812,335	$879,050
Short-term investments	33,474	39,561	26,708
	773,078	851,896	905,758
Cash and cash equivalents	65,051	38,762	36,823
Reinsurance recoverable	23,719	40,806	48,155
Other Assets	56,897	60,161	65,416
Total assets	$918,745	$991,625	$1,056,152

Liabilities:
Losses and loss adjustment expenses	$864,049	$1,060,036	$1,200,518
Unearned premiums	7,636	9,057	10,197
Deferred payment obligation	576,510	415,657	351,720
Other liabilities	101,459	93,075	89,095
Total liabilities	1,549,654	1,577,825	1,651,530

Stockholders' deficit:
Accumulated deficit	(765,883)	(719,046)	(745,815)
Accumulated other comprehensive income	20,714	18,609	36,228
Other equity accounts	114,260	114,237	114,209
Deficit in assets	(630,909)	(586,200)	(595,378)
Total liabilities and stockholders' deficit	$918,745	$991,625	$1,056,152

Common shares outstanding	15,328,128	15,258,128	15,258,128

Triad Guaranty Inc.
Consolidated Statements of Cash Flow
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
	(Dollars in thousands)

OPERATING ACTIVITIES
Net (loss) income	$(46,837)	$105,326
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Decrease in loss and unearned premium reserves	(197,408)	(338,481)
Decrease in amounts due to/from reinsurer	17,087	185,343
Net realized investment gains	(3,913)	(13,467)
Extraordinary gain on repurchase of long-term debt	-	(29,640)
Increase in deferred payment obligation	160,853	183,334
Other operating activities	12,398	(1,562)
Net cash (used in) provided by operating activities	(57,820)	90,853

INVESTING ACTIVITIES
Purchases of investment securities	(92,206)	(453,699)
Sales and maturities of investment securities	171,536	382,297
Increase in short-term investments	6,087	(58)
Other investing activities	(1,308)	497
Net cash provided by (used in) investing activities	84,109	(70,963)

FINANCING ACTIVITIES
Repurchase of long-term debt	-	(4,906)
Net cash used in financing activities	-	(4,906)

Net increase in cash	26,289	14,984
Cash at beginning of year	38,762	21,839
Cash at end of period	$65,051	$36,823

Triad Guaranty Inc.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
(Dollars in thousands)	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010
Revenue:
Earned premiums	$49,719	$35,394	$37,128	$40,920	$44,278
Net investment income	7,364	8,126	8,491	8,658	9,681
Realized investment gains (losses)	1,349	3,000	(436)	(950)	14,694
Other income (expense)	10	29	27	60	(29)
Total revenues	58,442	46,549	45,210	48,688	68,624
Losses and Expenses:
Net settled claims	132,545	111,583	106,909	139,435	132,139
Change in reserves	(44,192)	(70,752)	(66,694)	(129,993)	(97,229)
Loss adjustment expenses (benefit)	(511)	469	1,490	322	491
Net losses and LAE expense	87,842	41,300	41,705	9,764	35,401
Interest expense	4,813	4,469	3,978	3,836	2,642
Other operating expenses	4,450	5,178	4,437	8,319	6,206
Total losses and expenses	97,105	50,947	50,120	21,919	44,249
Income (loss) before taxes and extraordinary item	(38,663)	(4,398)	(4,910)	26,769	24,375
Income taxes	(1,134)	-	-	-	-
Income (loss) before extraordinary item	(37,529)	(4,398)	(4,910)	26,769	24,375
Extraordinary item - gain from repurchase and retirement of long-term debt	-	-	-	-	29,640
Net income (loss)	$(37,529)	$(4,398)	$(4,910)	$26,769	$54,015

	Condensed Balance Sheets As Of
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2011	2011	2011	2010	2010
Assets
Invested assets	$773,078	$823,018	$842,908	$851,896	$905,758
Cash	65,051	40,277	39,073	38,762	36,823
Reinsurance recoverable	23,719	31,230	33,499	40,806	48,155
Other assets	56,897	46,141	48,528	60,161	65,416
Total assets	$918,745	$940,666	$964,008	$991,625	$1,056,152

Liabilities and stockholders' deficit
Liabilities:
Losses and loss adjustment expenses	$864,049	$910,530	$990,494	$1,060,036	$1,200,518
Deferred payment obligation	576,510	517,193	464,342	415,657	351,720
Accrued expenses and other liabilities	109,095	106,271	102,911	102,132	99,292
Total liabilities	1,549,654	1,533,994	1,557,747	1,577,825	1,651,530
Deficit in assets	(630,909)	(593,328)	(593,739)	(586,200)	(595,378)
Total liabilities and stockholders' deficit	$918,745	$940,666	$964,008	$991,625	$1,056,152